FORM OF EXCHANGE AGREEMENT
                           --------------------------

         THIS EXCHANGE AGREEMENT (this "Agreement") is dated as of March 31, 2000 and is by and between Universal Beverages Holdings Corporation, a Florida corporation ("UBHC") and Universal Beverages, Inc., a Florida corporation ("UBHC") which is a wholly owned subsidiary of UBHC (collectively, UBHC and UBI shall be referred to as "Universal") and Bridge Bank, Ltd., a Bahamian corporation ("Note Holder").

         WHEREAS, the Note Holder advanced approximately $541,000 to Universal and the Note Holder has the right to receive certain loan payments including accrual but unpaid interest (all such sums due and owing shall be referred to as the "Loan"), from Universal and this right is evidenced in an agreement between UBI and the Note Holder entered into in 1997 (the "Loan Agreement");

         WHEREAS, the Loan Agreement and any other agreements between Universal and the Note Holder relating directly or indirectly to the Loan, whether guaranty agreements pledge, agreements security, interests or agreement of any other type, shall be referred to collectively as the "Loan Documents";

         WHEREAS, in exchange for receiving 700,000 shares (the "Shares") of UBHC's common stock, the Note Holder has agreed (i) to forgive any indebtedness that Universal owes under the loan, including all accrued but unpaid interest and (ii) to release Universal from any and all obligations under the Loan and each the Loan Documents

         NOW, THEREFORE in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree a follows:

         1.       Exchange Agreement
                  ------------------

         1.1 In exchange for receiving 700,000 shares of the Company's common stock, the Note Holder has agreed (i) to forgive any indebtedness that Universal owes undo the Loan plus any and all accrued interest and (ii) to release Universal from any and all obligation under the Loan and each of the Loan Documents and release any and all security interest that it may have in Universal's property.

         1.2 Effective as of the date of this Agreement, the Note Holder hereby agrees and acknowledges that all sums due and owing under the Loan are hereby extinguished and canceled. The Note Holder also agrees that the Loan and each of the Loan Documents is deemed to be null void and of no further force and effect. If necessary the Note Holder agrees that it will file UCC-3 Termination Statements with the Florida Department of State and any other filings offices to terminate any security interests that it may have in Universal's assets.

         1.3 In order to evidence the cancellation of indebtedness under the Note, the Note Holder agrees that it will write "PAID IN FULL" on the original promissory note, if located, and initial such phrase and return the original promissory note to Universal. The Note Holder also agrees that it will handwrite "CANCELED" on each of the original Loan Documents, initial such phrase and return each of the original Loan Documents to Universal.

         2.       Registration Rights
                  -------------------

         2.1 If UBHC files a registration statement with, the Securities and Exchange Commission during the next five (5) years, the common stock will have "piggyback" rights to be included in the registration statement. If UBHC in good faith or an underwriter determines that the inclusion of these shares would hurt the public offering, UBHC will not have to include these shares in the registration statement: however, UBHC will use its best efforts to include these shares in the next registration statement that it files during said time period.

         3.       Mutual Releases and Covenant Not to 8uc.
                  ----------------------------------------

         3.1 The Note Holder hereby releases UBHC, UBI and each and every one or their respective directors officers employees, representatives, legal counsel. agents, subsidiaries, or affiliates (collectively, the "Affiliates") from all claims, causes of action, damages, judgments, agreements and demands whatsoever, whether liquidated or unliquidated, contingent or fixed, determined or undetermined, known or unknown, at law or in equity, which it has had, now has, or may hereinafter have against UBIC, UBI or its Affiliates for any matter whatsoever arising directly or indirectly out of or relating to this Agreement arising from the beginning of the world to the end of the world. The Note Holder further agrees never to institute or cause to be instituted any suit of any form or action or proceeding of any kind or nature against UBHC, UBI or its Affiliates by reason of or in connection with any of the actions or matters released hereinabove and that this Release shall be construed broadly to protect UBHC and UBI and their Affiliates.

         3.2 Universal releases the Note Holder and each and every one of its respective directors, officers, employees, representatives, legal counsel, agents, subsidiaries, or affiliates (collectively, the "Affiliates") from all claims, causes of action, damages, judgements, agreements and demands whatsoever, whether liquidated or unliquidated contingent or fixed, determined or undetermined, known or unknown, at ********************[ILLEGIBLE] which it has had [ILLEGIBLE] hereinafter have against the Note Holder or its Affiliates for any matter whatsoever arising directly or indirectly out of or Relating to this Agreement arising from the beginning of the world to the end of the world. Universal agrees never institute or cause to be instituted any suit or any form or action or proceeding of kind or nature against the Note Holder or its Affiliates by reason of or in connection with any of the actions or matters released hereinabove and that thin Release shall be construed broadly to protect the Note Holder and its affiliates.

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

         4. Representations, Warranties, and Agreements of the Note Holder. In connection with UBHC's agreement to issue the Shares pursuant to the terns of this Agreement, the Note Holder hereby make the following representations, warranties and agreements and confirms the following understandings.

         4.1 Investment Purpose. The Note Holder, or its designees, is acquiring the Shares for its own account and for investment purposes only, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with no intention of assigning any participation or interest therein and no view to the distribution thereof.

         4.2 Unregistered Offering. The Note Holder understands that the sale of the Shares is not being registered, on the basis that the issuance of the Shares is exempt from registration under the Securities Act and rules and regulations promulgated thereunder, as a transaction by an issuer not involving any public offering (the "Offering"), and that reliance on such exemption is predicated, in part, on the Note Holder's representations and warranties contained in this Agreement.

         4.3 Limitations on Disposition. The Note Holder understand that there are substantial restrictions on the transferability of the Shares: the Shares will contain a restrictive legend; the investors in UBHC have no rights to require that the Shares be registered under the Securities Act and there is not expected to be a market for the resale of the Shares. Accordingly, the undersigned may have to hold the Shares for a substantial period of time and it may not be possible for the undersigned to liquidate its investment in UBHC.

         4.4 Absence of Official Evaluation. The Note Holder has had the opportunity to conduct a due diligence review of Universal and ask representatives of Universal questions about Universal's business and financial condition and the terms of this exchange offer and relating restructuring, and has had access to material books, records and contracts of Universal. The Note Holder has had the opportunity to conduct a due diligence review of Universal and ask representatives of Universal questions about Universal's business and financial condition and the terms of this exchange offer and related restructuring, and has had access to material books, records and contracts of Universal.

         5.       Indemnification.
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         5.1 Each party agrees to indemnify and hold harmless the other party and its [MISSING LINE OF TEXT]************ liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, any and all expenses whatsoever, including attorneys' fees, reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or breach or failure by the other party to comply with any

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

covenant or agreement made by it heroin or in any ocher document furnished by its in connection with his subscription.

         6.       Governing Law
                  -------------

         6.1 This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida, without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Duval County. Florida or the United States District Court for the Southern District of Florida. The parties to this Agreement agree that any and oil causes of action or claims arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any and all disputes relating to this Agreement. The parties irrevocably waive to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment or permanent or temporary injunction entered by any court in respect hereof brought in Duval County, Florida and further irrevocably waive any claim that my suit, action or proceeding brought in Duval County. Florida has been brought in an inconvenient forum.

         6.2 If either party institutes legal proceedings against the party, the parties agree that, except as provided below, each party shall serve process by process server upon the other party at the address listed in Section 7.5 hereof. Each party shall notify the other party in writing of any change in residence address within ten (10) calendar days of the change. If a party fails to do so, each party agrees that the other party may serve process by: (a) serving copies of the summons and complaints by certified U.S. Mail the other party's street known address gives pursuant to Section 7.5, and (b) placing a public notice in a newspaper of general circulation in the geographic areas of the other party's last's known residence address for a period of two consecutive weeks following commencement (i.e. filing) of the proceedings.

         7.       General Provisions
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         7.1 This Agreement and the agreements, instruments schedules exhibits and other writings referred to in this Agreement, constitute the entire understanding of the parties with respect to subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by means of a written instrument duly executed by all of the parties hereto.

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

         7.7 The Preliminary Recitals set forth in the Preamble are hereby incorporated and made part of this Agreement. Section headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Exhibits and Schedules identified in this Agreement and incorporated herein by reference are made a part hereof.

         7.8 The parties agree to execute and deliver all such further documents, agreements, and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         7.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document. Any facsimile copy of a manually executed original shall be deemed a manually executed original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

UNIVERSAL BEVERAGES HOLDING
CORPORATION

/s/ Jonathon Moore
------------------------------------------------------
Jonathon Moore, Chief Executive Officer

UNIVERSAL BEVERAGES INC.

/s/ Jonathon Moore
------------------------------------------------------
Jonathon Moore, Chief Executive Officer

BRIDGE BANK, LTD.

/s/ Victor G. Klingelhofer
--------------------------------------------------------------
Victor G. Klingelhofer
Counsel for Bridge Bank, Ltd.


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